UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

PHC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts
(State of Incorporation or Organization)

1-33323	04-2601571
(Commission File Number)	(I.R.S. Employer
Identification No.)

200 Lake Street, Suite 102, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's telephone number, including area code: (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 13, 2009 PHC, Inc. (the “Company”) completed the sale of all the assets of its research division, Pivotal Research Centers, Inc. (“Pivotal”), a Delaware corporation, to Premier Research International, LLC, (“Premier”), a Delaware limited liability company.  The other parties to the Agreement include Premier Research Arizona, LLC, a Delaware limited liability company and wholly-owned subsidiary of Premier, and Pivotal Research Centers, LLC, an Arizona limited liability company.

Pursuant to the original Asset Purchase Agreement dated January 12, 2009 and extended February 28, 2009 Premier paid the Company $3,000,000 in cash on March 13, 2009 in exchange for all the assets of Pivotal except for certain excluded assets, and Premier assumed a minimal amount of operating liabilities incurred by Pivotal prior to the closing.  In addition to the above, under the Asset Purchase Agreement, Premier is obligated to make additional payments to the Company of up to $2,000,000 contingent on specific earnings targets being met in the twelve calendar months following the effective closing date of the transaction of February 28, 2009.  Premier Research Group, Ltd, a limited company organized under the laws of England and Wales and parent of Premier, has guaranteed all of Premier’s obligations under the Agreement.  Upon completion of the sale, the Company incurred a broker fee of approximately $150,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHC, INC.

Date: March 16, 2009	By: /s/ Bruce A. Shear Bruce A. Shear President